Exhibit 32

Simpson Manufacturing Co., Inc. and Subsidiaries

Section 1350 Certifications

The undersigned, Karen Colonias and Brian Magstadt, being the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of Simpson Manufacturing Co., Inc., a Delaware corporation (the “Company”), hereby certify that the quarterly report of the Company on Form 10-Q for the quarterly period ended June 30, 2012, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 8, 2012	/s/ Karen Colonias
Karen Colonias
Chief Executive Officer

/s/ Brian Magstadt
Brian Magstadt
Chief Financial Officer

A signed original of this written statement required by Section 1350 of Chapter 63 of Title 18 of the United States Code has been provided to Simpson Manufacturing Co., Inc. and will be retained by Simpson Manufacturing Co., Inc. and furnished to the Securities and Exchange Commission or its staff on request.